SECURITIES PURCHASE AGREEMENT

                                  by and among

                         ComVest Venture Partners, L.P.

                          Commonwealth Associates, L.P.

                the Security holders listed on Schedule I hereto

                                   as Sellers;

                         Commonwealth Associates, L.P.,

                           as Sellers' Representative;

                                       and

                              21X Investments LLC,

                                  as Purchaser



                   Dated to be effective as of May 23, 2007



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                                                          TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.................................................................................................1

         Section 1.1.      Certain Defined Terms......................................................................1
         Section 1.2.      Other Interpretive Provisions..............................................................5

ARTICLE II PURCHASE AND SALE..........................................................................................6

         Section 2.1.      Purchase and Sale of the Securities........................................................6
         Section 2.2.      Purchase Price.............................................................................6
         Section 2.3.      Closing....................................................................................6
         Section 2.4.      Closing Deliveries of Sellers..............................................................6
         Section 2.5.      Closing Deliveries of Purchaser............................................................7
         Section 2.6.      Escrow.....................................................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS.................................................................8

         Section 3.1.      Authority..................................................................................8
         Section 3.2.      No Conflict................................................................................8
         Section 3.3.      Governmental Consents and Approvals........................................................8
         Section 3.4.      Ownership of Securities....................................................................8
         Section 3.5.      Brokers....................................................................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................................9

         Section 4.1.      Organization and Authority.................................................................9
         Section 4.2.      No Conflict................................................................................9
         Section 4.3.      Governmental Consents and Approvals.......................................................10
         Section 4.4.      Purchaser Private Placement...............................................................10
         Section 4.5.      Investigation.............................................................................11
         Section 4.6.      Financing.................................................................................11
         Section 4.7.      Litigation................................................................................11
         Section 4.8.      Brokers...................................................................................11

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................11

         Section 5.1.      Tax Matters...............................................................................11
         Section 5.2.      Assignment of Registration Rights. .......................................................11
         Section 5.3.      Further Action............................................................................12

ARTICLE VI CONDITIONS TO CLOSING.....................................................................................12

         Section 6.1.      Conditions to Obligations of Sellers and Purchaser........................................12
         Section 6.2.      Additional Condition to Obligations of Sellers............................................12
         Section 6.3.      Additional Conditions to Obligations of Purchaser.........................................13

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                                                          TABLE OF CONTENTS
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ARTICLE VII TERMINATION AND WAIVER...................................................................................13

         Section 7.1.      Termination...............................................................................13
         Section 7.2.      Effect of Termination.....................................................................14
         Section 7.3.      Waiver....................................................................................15

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................15

         Section 8.1.      Survival of Representations and Warranties................................................15

ARTICLE IX MISCELLANEOUS.............................................................................................15

         Section 9.1.      Expenses..................................................................................15
         Section 9.2.      Notices...................................................................................16
         Section 9.3.      Public Announcements......................................................................16
         Section 9.4.      Severability..............................................................................17
         Section 9.5.      Entire Agreement..........................................................................17
         Section 9.6.      Assignment................................................................................17
         Section 9.7.      No Third Party Beneficiaries..............................................................17
         Section 9.8.      Amendment.................................................................................17
         Section 9.9.      Governing Law.............................................................................17
         Section 9.10.     Waiver of Jury Trial......................................................................18
         Section 9.11.     Counterparts..............................................................................18
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                                                              -ii-

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT, dated to be effective as of May 23
2007 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), by and among ComVest Venture Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware, Commonwealth Associates, L.P., a limited partnership organized and existing under the laws of the State of New York, the shareholders and warrant holders listed on Schedule I hereto (collectively the "Sellers", and each a "Seller"), as sellers, Commonwealth Associates, L.P., a limited partnership organized and existing under the laws of the State of New York as the sellers' representative (the "Sellers' Representative"), and 21X Investments LLC, a limited liability company organized and existing under the laws of the State of Nevada ("Purchaser"), as purchaser.

                              W I T N E S S E T H:

         WHEREAS, Sellers as of the date hereof desire to sell the aggregate number of shares set forth on Schedule I hereto (the "Common Shares") of the Common Stock (as defined below) of the Company (as defined below), the aggregate number of Commonwealth Options (as defined below) set forth on Schedule I hereto, the aggregate number of ComVest Warrants (as defined below) set forth on
Schedule I hereto, and the aggregate number of Unit Purchase Options (as defined below) set forth on Schedule I hereto (such Common Shares, Commonwealth Options, ComVest Warrants and Unit Purchase Options specified on Schedule I are collectively referred to as the "Securities").

         WHEREAS, Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Securities, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS


     Section 1.1. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

         "Action" shall mean any claim, action, charge, complaint, suit, arbitration, grievance, inquiry, proceeding or investigation by or before any Governmental Authority or duly appointed arbitration authority.

         "affiliate" shall mean, with respect to any specified Person, any other Person, that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" shall have the meaning specified in the preamble to this Agreement.

         "Assets" shall mean all of the Company's right, title and interest in and to all of the material properties and assets used in the conduct of its Business and all material contracts, agreements and other arrangements used in or relating to the conduct of its Business.

         "Business" shall mean the businesses engaged in by the Company as conducted on the date hereof.

         "Closing Date" shall have the meaning specified in Section 2.3.

         "Closing" shall have the meaning specified in Section 2.3.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the shares of common stock, par value $0.01 per share of the Company.

         "Commonwealth Option" shall mean the option issued by the Company to Commonwealth Associates, L.P., as the placement agent for the Commonwealth Private Placement, to purchase (i) shares of the Series A Preferred Stock convertible into an aggregate of 926,850 shares of Common Stock and (ii) a warrant to purchase 324,397 shares of Common Stock at an exercise price of $1.00 per share.

         "Company" shall mean Notify Technology Corporation, a corporation organized and existing under the laws of the State of California.

          "ComVest Warrants" shall mean the warrants issued by the Company to ComVest Venture Partners, L.P. on May 15, 2001, to purchase 118,151 shares of Common Stock in connection with ComVest Venture Partners' commitment to invest in the Commonwealth Private Placement the difference between $5,000,000 and the aggregate amount of money invested by all other investors in the financing.

         "control" (including the terms "controlled by" and "under common control with") shall mean, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

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

         "Disclosure Schedule" shall mean the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement, which Disclosure Schedule shall (i) consist of items of disclosure categorized by sections, and (ii) provide information, or otherwise qualify, the representations and warranties set forth in the corresponding sections of this Agreement and any other sections of this Agreement to the extent that it is readily apparent on the face of such disclosure that such disclosure applies to such other sections of this Agreement.

         "Encumbrance" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, option, right of first refusal, easement, encroachment, indenture, right of way, deed of trust, lease or security agreement, excluding licenses of intellectual property.

         "Governmental Authority" shall mean any national, federal, state, provincial, municipal, local, foreign or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or other judicial body.

         "Governmental Order" shall mean any legally binding order, writ, judgment, injunction, decree, stipulation, or determination of any Governmental Authority.

         "knowledge" shall mean, with respect to any specified Person, (i) if such Person is an individual, the actual knowledge of such Person, and (ii) if such Person is not an individual, the actual knowledge of any executive officer (or other individual serving in a similar capacity) of such Person; provided, that such executive officer shall have made reasonable inquiry of any employees of such Person whom such executive officer reasonably believes would have actual knowledge of the relevant matter.

         "Law" shall mean any statute, law, ordinance, regulation, rule, code, order or other requirement enacted, entered or promulgated by any Governmental Authority.

         "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, that are required to be disclosed on a balance sheet or in the notes thereto under U.S. GAAP.

         "Material Adverse Effect" shall mean any circumstance involving, change in or effect on the Business that is materially adverse to the Business, operations, Assets or Liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: any circumstance, change or effect resulting from or arising out of (i) the announcement of this Agreement or the pendency of the transactions contemplated by this Agreement; (ii) the performance by Sellers of their respective obligations under this Agreement or as required by applicable Law or accounting requirements; (iii) general economic conditions in the United States or other countries where the Company or any of its Subsidiaries conduct the Business; (iv) the industries in which the Company or any of its Subsidiaries conduct the Business; (v) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared)

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or any escalation or worsening thereof; or (vi) any failure by the Company and its Subsidiaries to meet projections or forecasts for any period ending on or after the date of this Agreement.

         "material contract" shall mean any circumstance involving, change in or effect on the Business that is materially adverse to the Business, operations, Assets or Liabilities, results of operations or financial condition of the Company, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute a material contract: any circumstance, change or effect resulting from or arising out of (i) the announcement of this Agreement or the pendency of the transactions contemplated by this Agreement; (ii) the performance by Sellers of their respective obligations under this Agreement or as required by applicable Law or accounting requirements; (iii) general economic conditions in the United States or other countries where the Company or any of its Subsidiaries conduct the Business;
(iv) the industries in which the Company or any of its Subsidiaries conduct the Business; (v) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; or (vi) any failure by the Company to meet projections or forecasts for any period ending on or after the date of this Agreement.

         "Person" shall mean any individual, partnership, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Preferred Stock" shall mean the Series A Convertible Redeemable Preferred Stock of the Company.

         "Commonwealth Private Placement" shall mean the private Preferred Stock and warrant financing completed by the Company on July 20, 2001 wherein the Company sold shares of Series A Preferred Stock convertible into an aggregate of 5,010,000 shares of Common Stock and warrants to purchase an aggregate of 1,753,500 shares of Common Stock at an exercise price of $1.00 per share.

         "Purchase Price" shall have the meaning specified in Section 2.3.

         "Purchaser" shall have the meaning specified in the preamble to this Agreement.

         "Securities" shall have the meaning specified in the Section 2.1(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sellers' Representative" shall have the meaning specified in the preamble to this Agreement.

         "Sellers" shall have the meaning specified in the preamble to this Agreement.

         "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, (i) taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (iii) license, registration and documentation fees; and (iv) customs duties, tariffs, and similar charges.

         "Unit Purchase Options" shall mean the Unit Purchase Options initially issued through the Company's private placement financing of July 20, 2001, with each divisible Unit Purchase Option originally consisting of 100,000 shares of the Company's Series A Convertible Redeemable Preferred Stock and 35,000 common stock purchase warrants for an original issue purchase price of $100,000 per unit.

         "U.S. GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         Section 1.2. Other Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein, the following interpretive provisions shall apply:

         (a) the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms;

         (b) the words "herein," "hereto," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision hereof;

         (c) Article, Section, Exhibit and Schedule references are to this Agreement;

         (d) the term "including" is by way of example and not limitation;

         (e) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

         (f) in the computation of periods of time from a specified date to a later specified date, (i) the word "from" shall mean "from and including;" (ii) the words "to" and "until" each mean "to but excluding;" and (iii) the word "through" shall mean "to and including"; and

         (g) section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

         Section 2.1. Purchase and Sale of the Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign, transfer, convey and deliver to Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, free and clear of any and all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws), and Purchaser shall purchase, the Securities set forth opposite such Seller's name on Schedule I hereto.

         Section 2.2. Purchase Price. In consideration for the sale of Securities upon the terms and subject to the conditions set forth in this Agreement Purchaser shall pay to Sellers (as aggregate consideration) an amount equal to One Million Three Hundred Thirty Thousand Seventy Four and 96/100 Dollars ($1,330,074.96) (which is an amount computed at Twenty Cents ($0.20) per share for each share of the Common Stock and Ten Dollars ($10.00) for each Unit Purchase Option), (the "Purchase Price"), such amount to be allocated among such Sellers in accordance with Schedule I hereto.

         Section 2.3. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of Securities shall take place at a closing (the "Closing") to be held at the offices of American Stock Transfer & Trust Company, or at such other place as Sellers' Representative, on behalf of Sellers, and Purchaser may mutually agree upon in writing, which date shall be no later than the second (2nd) business day after the satisfaction or valid waiver of the conditions set forth in Article VI that are capable of being satisfied prior to the Closing (the day on which the Closing takes place being referred to herein as the "Closing Date").

         Section 2.4. Closing Deliveries of Sellers. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall deliver, or cause to be delivered, to Purchaser the following:

                  (a) a stock certificate, or certificates, evidencing the Common Stock held by such Seller, if any, duly endorsed in blank or accompanied by stock powers duly executed in blank, with all required stock transfer tax stamps affixed thereto;

                  (b) a stock certificate, or certificates, evidencing the Preferred Stock held by such Seller, if any, duly endorsed in blank or accompanied by stock powers duly executed in blank, with all required stock transfer tax stamps affixed thereto;

                  (c) a certificate, or certificates, evidencing the Commonwealth Options held by such Seller, if any, duly endorsed in blank or accompanied by such assignment or stock powers, as the Purchaser may reasonably request, duly executed in blank, with all required stock transfer tax stamps affixed thereto;

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

                  (d) a certificate, or certificates, evidencing the ComVest Warrants held by such Seller, if any, duly endorsed in blank or accompanied by such assignment or stock powers, as the Purchaser may reasonably request, duly executed in blank, with all required stock transfer tax stamps affixed thereto;

                  (e) a certificate, or certificates, evidencing the Unit Purchase Options held by such Seller, if any, duly endorsed in blank or accompanied by such assignment or stock powers, as the Purchaser may reasonably request, duly executed in blank, with all required stock transfer tax stamps affixed thereto; and

                  (f) each of the documents required to be delivered by Sellers pursuant to Section 6.3 that has not been delivered prior to the Closing.

         Section 2.5. Closing Deliveries of Purchaser. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall deliver, or cause to be delivered the following:

                  (a) the aggregate of the payments to be made to the Sellers in accordance with Schedule I hereto, by wire transfer in immediately available funds to the bank account or accounts designated by the Escrow Agent in writing not fewer than one (1) business day prior to the Closing; and

                  (b) each of the documents required to be delivered by Purchaser pursuant to Section 6.2 that has not been delivered prior to the Closing.

         Section 2.6. Escrow. Pursuant to an escrow agreement to be entered into on or before the Closing Date (the "Escrow Agreement"), among Purchaser, Sellers' Representative and American Stock Transfer & Trust Company, or such other entity mutually agreeable to Purchaser and the Sellers' Representative (the "Escrow Agent"), Sellers and Sellers' Representative will deliver to the Escrow Agent prior to the Closing Date all of the closing deliveries of Sellers required by Section 2.4, and Purchaser will deliver to the Escrow Agent prior to the Closing Date all of the closing deliveries of Purchaser required by Section
2.5. At the Closing, the Escrow Agent shall simultaneously release the closing deliveries of Sellers to the Purchaser, and the closing deliveries of the Purchaser to the respective Sellers in the aggregate of the payments to be made to any such Seller, net of each Sellers' respective payment to the Sellers' broker for organizing the transactions contemplated by this Agreement at the rate of One-Half Cent ($0.005) per share for each share of the Common Stock.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         As an inducement to Purchaser to enter into this Agreement, each of the Sellers hereby severally, and not jointly, represents and warrants to Purchaser solely with respect to itself, himself or herself that, except as set forth in the Disclosure Schedule:

         Section 3.1. Authority. If such Person is not an individual, such Person has all necessary company, corporate or partnership power and authority, and if such Person is an individual, such Person has full legal capacity, to enter into this Agreement, to carry out such Person's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by Purchaser and each other Person party hereto) this Agreement constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         Section 3.2. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.3, the execution, delivery and performance of this Agreement by such Person does not and will not (i) if such Person is not an individual, violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of such Person, (ii) conflict with or violate any Law or Governmental Order applicable to such Person or the Securities held thereby, or (iii) result in the creation of any Encumbrance (other than restrictions on transfer under applicable state and federal securities laws) on any of the Securities held by such Person pursuant to any material note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, offer to lease, agreement to lease, license, permit, franchise or other instrument or arrangement to which such Person is a party or by which any of the Securities held by such Person is bound or affected, in each case which could reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         Section 3.3. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by such Person does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

         Section 3.4. Ownership of Securities. Such Person owns of record such number of Securities as is set forth opposite such Person's name on Schedule I hereto, free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws).

         Section 3.5. Brokers. Except for Commonwealth Associates, LP and/or one or more affiliates thereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding made by or on behalf of such Person. All fees and costs of the Escrow and Escrow Agent shall be borne by Sellers and paid by Commonwealth Associates, LP from the fees paid to it by the Sellers.

         Section 3.6. Legal Counsel. Except as set forth below, each Seller acknowledges that it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or it had the opportunity to retain counsel to participate in the preparation of this Agreement but chose not to do so. Each Seller further acknowledges that Greenberg Traurig, LLP is acting solely as counsel to ComVest Venture Partners, L.P., Commonwealth Associates, L.P., RMC Capital LLC, Michael Falk, Robert O'Sullivan and Inder Tallur and no other party hereto in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Sellers to enter into this Agreement, Purchaser hereby represents and warrants to each of the Sellers as follows:

         Section 4.1. Organization and Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of all of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of Purchaser and its members. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each party thereto) constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         Section 4.2. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.3, the execution, delivery and performance of this Agreement by Purchaser does not and will not (i) violate, conflict with or result in the breach of any provision of the charter or bylaws of Purchaser,
(ii) conflict with or violate any Law or Governmental Order applicable to Purchaser, or (iii) conflict in any material respect with, or result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in any material note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected, in each case which could reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         Section 4.3. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Purchaser does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except as described in a writing given to Sellers' Representative by Purchaser on the date of this Agreement.

         Section 4.4. Purchaser Private Placement.

                  (a) Purchaser understands that (i) the offering and sale of the Securities under this Agreement is intended to be exempt from the registration requirements of the Securities Act, and (ii) there is no existing public or other market for the Securities and there can be no assurance that Purchaser will be able to sell or dispose of the Securities.

                  (b) Purchaser is acquiring the Securities for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  (c) Purchaser is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                  (d) Purchaser is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System.

                  (e) Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

                  (f) In evaluating the suitability of an investment in the Securities, Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Sellers' Representative or any Seller other than as contemplated by Article III hereof.

                  (g) Purchaser agrees that the Securities will be "restricted securities" within the meaning of the rules and regulations under the Securities Act and may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws, and that certificates for the securities issued hereunder will bear a legend to that effect.

                  (h) Purchaser acknowledges that Inder Taller, a Seller, is an affiliate (as such term is defined pursuant to Rule 144 of the Securities Act) of the Company.

         Section 4.5. Investigation. Purchaser (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Company and the Business, and (iii) understands that none of Sellers is making any representation or warranty with respect to the Business or the operations, Assets, Liabilities, prospects, results of operations or financial condition of the Company.

         Section 4.6. Financing. Purchaser has sufficient cash, cash equivalents, available lines of credit or other sources of immediately available funds to enable it to consummate the transactions contemplated by this Agreement and to make prompt payment of the Purchase Price and any other amounts to be paid by it hereunder.

         Section 4.7. Litigation. Except as set forth in a writing given to the Sellers' Representative by Purchaser on the date of this Agreement, no claim, action, or proceeding is pending or, to the knowledge of Purchaser, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect Purchaser's ability to consummate, the transactions contemplated by this Agreement.

         Section 4.8. Brokers. Except for Commonwealth Associates, LP, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of Purchaser. Sellers shall be solely responsible for payment of the fees and expenses of Commonwealth Associates, LP and the Escrow Agent.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1. Tax Matters. Purchaser shall be liable for and shall hold the Sellers harmless against any transfer, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes and fees which become payable in connection with the sale and purchase of the Securities pursuant to this Agreement.

         Section 5.2. Assignment of Registration Rights. The Sellers acknowledge that certain of the Securities may be subject to that certain Registration Rights Agreement (the "Registration Rights Agreement") dated as of July 20, 2001 by and between the Company and the Investors (as identified and defined therein). At the Closing, each Seller hereby agrees that all right, title and interest of such Seller, if any, in and to the Registration Rights Agreement shall be automatically assigned by such Seller to the Purchaser, without the requirement of any further action on behalf of such Seller.

         Section 5.3. Further Action. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may reasonably be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, and to vest in Purchaser good and valid title to the Securities.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         Section 6.1. Conditions to Obligations of Sellers and Purchaser. The obligations of each Seller and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Regulatory Approvals. Purchaser and the Company shall have received all authorizations, consents, orders and approvals of all Governmental Authorities that are necessary to consummate the transactions contemplated by this Agreement.

                  (b) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

                  (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any of the Company, Seller or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Sellers' Representative or Purchaser is likely to prevent the parties from consummating such transactions contemplated this Agreement; provided, however, that the provisions of this Section 6.1(c) shall not apply to any party which has directly or indirectly solicited or encouraged any such Action.

         Section 6.2. Additional Condition to Obligations of Sellers. The obligations of each Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the additional condition that (i) the representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date), (ii) the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date), (iii) the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects, and (iv) Sellers' Representative shall have received a certificate from Purchaser to such effect signed by a duly authorized officer thereof.

         Section 6.3. Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the additional condition that (i) the representations and warranties of Sellers contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date), with only such exceptions as, individually or in the aggregate, have not had Material Adverse Effect (disregarding each exception or qualification therein relating to materiality and Material Adverse Effect), (ii) the covenants and agreements contained in this Agreement to be complied with by Sellers on or before the Closing shall have been complied with in all material respects, and (iii) Purchaser shall have received a certificate from Sellers' Representative, on behalf of Sellers, to such effect (relating to Sellers). Further, the obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the additional conditions that (x) there shall not have occurred any material adverse change (taken together with all other developments) since the date of this Agreement that would have a Material Adverse Effect, (y) the Securities specified on Schedule I hereto shall consist of at least 6,650,000 shares of Common Stock, and (z) the Securities specified on Schedule I hereto shall constitute at least a majority of the issued and outstanding Commonwealth Options, at least a majority of the issued and outstanding ComVest Warrants, and at least a majority of the issued and outstanding Unit Purchase Options.

                                   ARTICLE VII

                             TERMINATION AND WAIVER

         Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Sellers' Representative, on behalf of Sellers, and Purchaser;

                  (b) by Sellers' Representative, on behalf of Sellers, or Purchaser, if the Closing shall not have occurred by June 1, 2007; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party hereto whose actions or failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date and such actions or failure to act constitutes a breach of this Agreement.

                  (c) by Sellers' Representative, on behalf of Sellers, or Purchaser, if there shall have been enacted, issued, promulgated or enforced any Law that makes the consummation of the transactions contemplated by this Agreement illegal, or any Governmental Order permanently restraining, enjoining or otherwise prohibiting the parties hereto from consummating the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party hereto as a result of the imposition of a Governmental Order unless such party shall have used commercially reasonable efforts to oppose any Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement.

                  (d) by Sellers' Representative, on behalf of Sellers, if following the date hereof, (i) any representation or warranty of Purchaser contained in this Agreement shall have become inaccurate in any material respect, or (ii) Purchaser shall have failed in any material respect to comply with any covenant or agreement contained in this Agreement to be complied with by it prior to the Closing; provided, however, that notwithstanding the foregoing, in the event that any such inaccuracy or breach is curable by Purchaser through the exercise of commercially reasonable efforts, then Sellers' Representative shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) until the earlier to occur of (i) the expiration of a thirty
(30) calendar day period after delivery of written notice from Sellers' Representative, on behalf of Sellers, to Purchaser of such inaccuracy or breach, as applicable, and (ii) the ceasing by Purchaser to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable, provided that Purchaser continues to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable (it being understood that Sellers' Representative, on behalf of Sellers, may not terminate this Agreement pursuant to this Section 7.1(d) if such inaccuracy or breach is cured by Purchaser within such thirty (30) calendar day period).

                  (e) by Purchaser, if following the date hereof, (i) any representation or warranty of Sellers contained in this Agreement shall have become inaccurate, with only such exceptions as, individually or in the aggregate, have not had a Material Adverse Effect, or (ii) any of the Sellers shall have failed in any material respect to comply with any covenant or agreement contained in this Agreement to be complied with by any of them prior to the Closing; provided, however, that notwithstanding the foregoing, in the event that any such inaccuracy or breach is curable by the applicable Seller or the Company, through the exercise of commercially reasonable efforts, then Purchaser shall not be permitted to terminate this Agreement pursuant to this
Section 8.1(e) until the earlier to occur of (i) the expiration of a thirty (30) calendar day period after delivery of written notice from Purchaser to Sellers' Representative, on behalf of Sellers, of such inaccuracy or breach, as applicable, and (ii) the ceasing by the applicable Seller or the Company, as applicable, to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable, provided that the applicable Seller or the Company, as applicable, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach, as applicable (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 8.1(e) if such inaccuracy or breach is cured by the applicable Seller or the Company within such thirty (30) calendar day period).

         Section 7.2. Effect of Termination. In the event of termination of this agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in this Section 7.2 and
Article IX and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

         Section 7.3. Waiver.

                  (a) Sellers' Representative, on behalf of Sellers, may (i) extend the time for the performance of any of the obligations or other acts of Purchaser or any of the obligations or other acts of the Company to be performed after the Closing, (ii) waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document delivered by Purchaser pursuant hereto, or (iii) waive compliance with any of the agreements or conditions of Purchaser contained or compliance after the Closing with any of the agreements or conditions of the Company contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Sellers' Representative, on behalf of Sellers.

                  (b) Purchaser may (i) extend the time for the performance of any of the obligations or other acts of any Seller, Sellers' Representative, the Company or any of its Subsidiaries, (ii) waive any inaccuracies in the representations and warranties of any Seller contained herein or in any document delivered by any Seller or Sellers' Representative pursuant hereto or (iii) waive compliance with any of the agreements or conditions of any Seller or Sellers' Representative contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Purchaser.

                  (c) Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Section 8.1. Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall be true and correct as of the Closing Date and shall not survive the Closing.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         Section 9.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered, given or made (and shall be deemed to have been duly delivered, given or made upon receipt) by delivery in person, or by courier service, cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth below (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 9.2) provided, that Greenberg Traurig, LLP shall only be provided copies of notices sent to ComVest Venture Partners, L.P., Commonwealth Associates, L.P., RMC Capital LLC, Michael Falk, Robert O'Sullivan and Inder Tallur.

         If to Purchaser:

                           21X Investments LLC
                           1080 Telegraph St B11
                           Reno NV  89502
                           Attn:  David A. Brewer, Manager

                  with a copy (which shall not constitute notice) to:

                           John J Camozzi, Esq.
                           Dillingham & Murphy LLP
                           225 Bush Street, Sixth Floor
                           San Francisco  CA  94104
                           Telecopy 415 397 3300

         If to Sellers or Sellers' Representative:

                           Commonwealth Associates, L.P.
                           830 Third Avenue
                           New York, New York 10022
                           Telecopy 212-829-5871
                           Attn:  Michael S. Falk

                  with a copy (which shall not constitute notice) to:

                           Greenberg Traurig, LLP
                           200 Park Avenue
                           New York, New York 10166
                           Telecopy:  212-801-6400
                           Attention:   Alan I. Annex, Esq.

         Section 9.3. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect thereto without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that such prior written consent (i) shall not be unreasonably withheld or delayed, (ii) shall not be required for releases, announcements or communications to the extent obtaining such prior written consent would prevent the timely and accurate dissemination of information as required to comply with any applicable Law, and (iii) shall not be required in connection with any filings, announcements, releases or notifications required to be made in accordance with the Securities Exchange Act of 1934, as amended.

         Section 9.4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         Section 9.5. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the parties hereto with respect to the subject matter hereof.

         Section 9.6. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Sellers' Representative, on behalf of Sellers, and Purchaser (which consent may be granted or withheld in the reasonable discretion of each such party).

         Section 9.7. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, whether express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, provided, however, that the provisions of Section 5.6 concerning indemnification are intended for the benefit of the individuals referred to in such section.

         Section 9.8. Amendment. This Agreement may not be amended, restated, supplemented or otherwise modified except (i) by an instrument in writing signed by Sellers' Representative, on behalf of Sellers, and Purchaser or (ii) by a waiver in accordance with Section 7.3.

         Section 9.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         Section 9.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         Section 9.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer(s) to execute, this Agreement to be effective as of the date first written above.

                             [Signature Page 1 of 3]

SELLERS' REPRESENTATIVE                        PURCHASER

Commonwealth Associates, L.P.                  21X Investments LLC


By:    /s/ Robert A. O'Sullivan              By:    /s/ David A. Brewer
   --------------------------------             ----------------------------
   Name:   Robert A. O'Sullivan                  Name:   David A. Brewer
         --------------------------                  -----------------------
   Title:  CEO/President                         Title:  Manager
         --------------------------                  -----------------------


SELLERS

ComVest Venture Partners, L.P.


By:     /s/ Inder Tallur
   --------------------------------
    Name:   Inder Tallur
         --------------------------
    Title:  Partner
         --------------------------


Commonwealth Associates, L.P.


By:     /s/ Robert A. O'Sullivan
   --------------------------------
    Name:   Robert A. O'Sullivan
         --------------------------
    Title:  CEO/President
         --------------------------


RMC Capital LLC


By:     /s/ Robert Priddy
   --------------------------------
    Name:   Robert Priddy
         --------------------------
    Title:  Chairmand and CEO
         --------------------------

                             [Signature Page 2 of 3]

SELLERS

Siam Partners II

By:       /s/ Edmund H. Shea, Jr.
   --------------------------------
    Name:     Edmund H. Shea, Jr.
         --------------------------
    Title:    Director
         --------------------------

Tahoe Partners


By:     /s/ Peter O. Shea
   --------------------------------
    Name:   Peter O. Shea
         --------------------------
    Title:
         --------------------------

Kanodia Partners LP

By:     /s/ Hulas Kanodia
   --------------------------------
    Name:   Hulas Kanodia
         --------------------------
    Title:
         --------------------------

Flynn Corp


By:    /s/ Timothy Flynn
   --------------------------------
    Name:  Timothy Flynn
         --------------------------
    Title: President
         --------------------------


/s/ David Chazen
----------------------------
David Chazen


/s/ James Nealis
----------------------------
James Nealis

                             [Signature Page 3 of 3]

SELLERS

/s/ William T. McCaffrey
----------------------------
William T. McCaffrey


/s/ Richard Harry Evans
----------------------------
Richard Harry Evans


/s/ Ricky C. Sandler
----------------------------
Ricky C. Sandler


Kerry B. Skeen Trust

By:    /s/ Kerry B. Skeen
   ---------------------------------
    Name:  Kerry B. Skeen
         --------------------------
    Title: President
         --------------------------

/s/ Robert O'Hara
----------------------------
Robert O'Hara


/s/ Michael Falk
----------------------------
Michael Falk


/s/ Robert O'Sullivan
----------------------------
Robert O'Sullivan


/s/ Inder Tallur
----------------------------
Inder Tallur

                                   SCHEDULE I

                               SECURITIES HOLDINGS

                                                                   Unit       Purchase Price     Seller's
                          Shares of    Common-weal h ComVest     Purchase     to be Paid by     Portion of      Net Payment to
 Seller Name; Address    Common Stock   Options     Warrants      Options       Purchaser       Broker Fee         Seller
 --------------------    ------------   -------     --------      -------       ---------       ----------      ---------------

Comvest Venture             2,800,000     118,151      490,000      2.59000       $560,025.90       $14,000       $546,025.90
Partners, LP;
One North Clematis, Ste
300, West Palm Beach,
FL 33401

RMC Capital LLC; C/O        2,000,000                  350,000            0          $400,000       $10,000          $390,000
Mike Acks, 3291 N
Buffalo Dr, Ste 8, Las
Vegas, NV 89129

Siam Partners II; c/o         300,000                   52,500            0           $60,000        $1,500           $58,500
JF Shea & Co, Inc, 655
Brea Canyon Rd,
ATTN:3A, Walnut,
CA 91789

Tahoe Partners;   c/o         300,000                   52,500            0           $60,000        $1,500           $58,500
JF Shea & Co, Inc, 655
Brea Canyon Rd,
ATTN:3A, Walnut,
CA 91789

Kanodia Partners LP;          200,000                   35,000            0           $40,000        $1,000           $39,000
ATTN: Hulas Kanodia,
11495 Natural Bridge
Rd, Ste 340, St Louis,
MO 63044

                                      -22-

                                                                   Unit       Purchase Price     Seller's
                          Shares of    Common-weal h ComVest     Purchase     to be Paid by     Portion of      Net Payment to
 Seller Name; Address    Common Stock   Options     Warrants      Options       Purchaser       Broker Fee         Seller
 --------------------    ------------   -------     --------      -------       ---------       ----------      ---------------

Flynn Corp.; ATTN:            200,000                   35,000            0           $40,000        $1,000           $39,000
Timothy Flynn, 3291 N
Buffalo Dr, Ste 8, Las
Vegas, NV 89129

David Chazen; 767             200,000                   35,000            0           $40,000        $1,000           $39,000
Fifth Aye, 26th Fl,
New York, NY 10153

James Nealis; 233             150,000                   26,250            0           $30,000          $750           $29,250
Willetts Lane, West
Islip, NY 11795

William T. McCaffrey;         150,000                   26,250            0           $30,000          $750           $29,250
450W Broady, Apt 403,
Long Beach, NY 11561

Richard Harry Evans;          100,000                   17,500            0           $20,000          $500           $19,500
55 Grosvenor St,
London, Wi K3LJ,
United Kingdom

Ricky C. Sandler; 1175        100,000                   17,500            0           $20,000          $500           $19,500
Park Ave, Apt 14A, New
York, NY 10128

Kerry B. Skeen Trust;         100,000                   17,500            0           $20,000          $500           $19,500
39850 Snickersville
Turn Pike, Middleberg,
VA 20117

Robert O'Hara;  850            50,000                    8,750            0           $10,000          $250            $9,750
Park Avenue, NewYork,
NY 10021

                                      -23-

                                                                   Unit       Purchase Price     Seller's
                          Shares of    Common-weal h ComVest     Purchase     to be Paid by     Portion of      Net Payment to
 Seller Name; Address    Common Stock   Options     Warrants      Options       Purchaser       Broker Fee         Seller
 --------------------    ------------   -------     --------      -------       ---------       ----------      ---------------

Commonwealth                        0                              3.580907            $35.81            $0            $35.81
Associates LP;  830
Third Avenue, NewYork,
NY 10022

Michael Falk;    600                0                        0     1.105267            $11.05            $0            $11.05
Tarpon Way, Palm
Beach, FL 33480

Robert O. Sullivan;                 0                        0      0.19222             $1.92            $0             $1.92
c/o Commonwealth
Associates, LP, 830
Third Ave, 8th Fl, New
York, NY 10022

Inder Tallur; c/o                   0                              0.128147             $1.28            $0             $1.28
Commonwealth
Associates, LP, 830
Third Ave, 8th Fl, New
York, NY 10022

Totals                      6,650,000     118,151    1,163,750     7.596541     $1,330,075.96      $ 33,250     $1,296,825.96



                                      -24-